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                                                                  Exhibit (j)(2)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 39 to Registration Statement No. 33-73404 of Northern Funds on Form N-1A of our report dated May 9, 2003, appearing in the Annual Reports to Shareholders for the year ended March 31, 2003, for the funds comprising Northern Funds and to the references to us under the headings "Financial Information" in the Prospectuses and "Counsel and Auditors" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
July 25, 2003